TRUST INSTRUMENT
                          NEUBERGER BERMAN INCOME FUNDS

                                   SCHEDULE A

Investor Class
        Lehman Brothers Core Bond Fund
        Lehman Brothers High Income Bond Fund
        Lehman Brothers Municipal Money Fund
        Lehman Brothers Municipal
        Securities Trust Lehman Brothers New York Municipal Money Fund Lehman Brothers Short Duration Bond Fund
        Neuberger Berman Cash Reserves
        Neuberger Berman Government Money Fund

Trust Class
        Lehman Brothers Short Duration Bond Fund
        Lehman Brothers Strategic Income Fund

Institutional Class
        Lehman Brothers Strategic Income Fund
        Lehman Brothers Core Bond Fund

Reserve Class
        Lehman Brothers National Municipal Money Fund
        Lehman Brothers Tax-Free Money Fund



Dated:  February 28, 2007